Exhibit 99.1

Morgan Stanley Direct Lending Fund Announces September 30, 2024 Financial Results and Declares Fourth Quarter 2024 Regular Dividend of $0.50 per Share

NEW YORK, NY, November 7, 2024 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the third quarter ended September 30, 2024.

QUARTERLY HIGHLIGHTS

•	Net investment income of $58.7 million, or $0.66 per share, as compared to $56.1 million, or $0.63 per share, for the quarter ended June 30, 2024;

•	Net asset value of $20.83 per share, flat as compared to June 30, 2024;

•	Debt-to-equity was 0.99x as of September 30, 2024, as compared to 0.90x as of June 30, 2024;

•	New investment commitments of $455.4 million, fundings of $377.0 million and sales and repayments of $252.9 million, resulting in net funded deployment of $124.1 million; and

•

The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.50 per share to shareholders of record as of September 30, 2024 as well as a special dividend, which was previously declared by the Board on January 11, 2024, of $0.10 per share to stockholders of record as of August 5, 2024.

SELECTED FINANCIAL HIGHLIGHTS

	For the Quarter Ended
	September 30, 2024	June 30, 2024
Net investment income per share	$0.66	$0.63
Net realized and unrealized gains (losses) per share[1]	(0.06)	0.03
Earnings per share	0.60	0.66
Regular dividend per share	0.50	0.50
Special dividend per share	0.10	—

[1]	Amount shown may not correspond for the period as it includes the effect of the timing of the distribution and the issuance of common stock.

	As of
($ in thousands, except per share information)	September 30, 2024	June 30, 2024
Investments, at fair value	$3,640,324	$3,514,286
Total debt outstanding, at principal	1,841,987	1,675,474
Net assets	1,853,722	1,861,961
Net asset value per share	20.83	20.83
Debt to equity	0.99x	0.90x
Net debt to equity	0.94x	0.85x

RESULTS OF OPERATIONS

Total investment income for the third quarter ended September 30, 2024 was $109.8 million, compared to $104.2 million for the second quarter ended June 30, 2024. The increase was driven by deployment of capital and repayment related income.

Total expenses for the quarter ended September 30, 2024 were $51.0 million, compared to $48.1 million for the quarter ended June 30, 2024. The increase in expenses quarter over quarter was attributable to higher interest and other financing expenses driven by an increase in weighted average debt outstanding.

Net investment income for the quarter ended September 30, 2024 was $58.7 million, or $0.66 per share, compared to $56.1 million, or $0.63 per share, for the quarter ended June 30, 2024.

For the quarter ended September 30, 2024, net change in unrealized appreciation on investments was $5.4 million, offset by realized losses of $11.0 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2024, the Company’s investment portfolio had a fair value of approximately $3.6 billion, comprised of 200 portfolio companies across 33 industries, with an average investment size of $18.2 million, or 0.5% of our total portfolio on a fair value basis. The composition of the Company’s investments was the following:

	September 30, 2024			June 30, 2024
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,506,164	$3,492,302	96.0%	$3,356,586	$3,345,743	95.3%
Second Lien Debt	93,422	84,074	2.3	122,416	103,144	2.9
Other Debt Investments	9,525	8,809	0.2	9,289	8,467	0.2
Equity	53,507	55,139	1.5	53,735	56,932	1.6

Total	$3,662,618	$3,640,324	100.0%	$3,542,035	$3,514,286	100.0%

Investment activity for the three months ended September 30, 2024 and June 30, 2024, was as follows:

Investment Activity:	September 30, 2024	June 30, 2024
New investment commitments, at par	$455,365	$673,902
Investment fundings	$377,019	$499,684
Number of new Investment commitments in portfolio companies	19	22
Number of portfolio companies exited or fully repaid	11	8

Total weighted average yield of investments in debt securities at amortized cost and fair value was 11.0% and 11.0%, respectively, as of September 30, 2024, compared to 11.6% and 11.7%, respectively, as of June 30, 2024. Floating rate debt investments as a percentage of total portfolio on a fair value basis was 99.6% as of September 30, 2024, unchanged compared to June 30, 2024. As of September 30, 2024, certain investments in two portfolio companies were on non-accrual status, representing approximately 0.2% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of September 30, 2024, the Company had total principal debt outstanding of $1,842.0 million, including $246.0 million outstanding in the Company’s BNP funding facility, $546.0 million outstanding in the Company’s Truist credit facility, $275.0 million outstanding in the Company’s senior unsecured notes due September 2025, $425.0 million outstanding in the Company’s senior unsecured notes due February 2027 and $350.0 million outstanding in the Company’s senior unsecured notes due May 2029. Additionally, on August 21, 2024, the Company executed an amendment to the BNP Funding Facility, which extended the maturity from September 2028 to August 2029 and reduced the applicable margin on borrowings from 2.85% to 2.25%. The combined weighted average interest rate on debt outstanding was 6.45% for the quarter ended September 30, 2024. As of September 30, 2024, the Company had $1,102.7 million of availability under its credit facilities and $88.4 million in unrestricted cash. Debt to equity was 0.99x and 0.90x as of September 30, 2024 and June 30, 2024, respectively.

SHARE REPURCHASES

On January 25, 2024, the Company entered into a share repurchase plan to acquire up to $100 million in the aggregate of the Company’s Common Stock at prices below NAV. For the three months ended September 30, 2024, the Company purchased 429,653 shares at an average price of $20.06 per share.

OTHER DEVELOPMENTS

•	On November 4, 2024, the Board declared a regular distribution of $0.50 per share, which is payable on January 24, 2025 to shareholders of record as of December 31, 2024.

•	The Board previously declared a $0.10 per share special dividend to shareholders of record as of November 4, 2024, which is payable on January 24, 2025.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, November 8, 2024 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast

•	Conference Call

•	Domestic: 323-994-2093

•	International: 888-394-8218

•	Passcode: 1797706

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the U.S. Securities and Exchange Commission. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors

Michael Occi

msdl@morganstanley.com

Media

Alyson Barnes

212-762-0514

alyson.barnes@morganstanley.com

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share amounts)

	As of
	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,662,618 and $3,226,776)	$3,640,324	$3,193,561
Cash and cash equivalents (restricted cash of $2,000 and $0)	90,428	69,705
Deferred financing costs	17,499	14,317
Interest and dividend receivable from non-controlled/non-affiliated investments	31,793	28,884
Subscription receivable	—	41
Receivable for investments sold	1,869	173
Prepaid expenses and other assets	11,455	53

Total assets	3,793,368	3,306,734

Liabilities
Debt (net of unamortized debt issuance costs of $7,420 and $5,564)	1,841,565	1,496,032
Payable for investment purchased	7,101	8
Payable to affiliates (Note 3)	173	2,870
Dividends payable	53,527	49,968
Management fees payable	6,825	2,012
Income based incentive fees payable	8,448	11,766
Interest payable	16,824	18,823
Accrued expenses and other liabilities	5,713	4,104

Total liabilities	1,939,646	1,585,583

Commitments and contingencies (Note 7)
Net assets
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (100,000,000 shares authorized; 89,008,972 and 83,278,831 shares issued and outstanding)	89	83
Paid-in capital in excess of par value	1,823,833	1,712,609
Total distributable earnings (loss)	29,800	8,459

Total net assets	$1,853,722	$1,721,151

Total liabilities and net assets	$3,793,368	$3,306,734

Net asset value per share	$20.83	$20.67

Consolidated Statements of Operations (unaudited)

(In thousands, except share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$105,129	$90,977	$298,832	$259,267
Payment-in-kind	2,150	1,141	7,644	2,204
Dividend income	670	564	1,881	1,564
Other income	1,803	1,769	4,684	3,949

Total investment income	109,752	94,451	313,041	266,984

Expenses:
Interest and other financing expenses	33,153	29,686	89,715	84,260
Management fees	9,100	7,754	25,969	22,503
Income based incentive fees	10,128	10,727	33,018	30,246
Professional fees	1,708	1,296	4,612	3,385
Directors’ fees	130	85	404	253
Administrative service fees	138	27	180	141
General and other expenses	120	118	279	483

Total expenses	54,477	49,693	154,177	141,271

Management fees waiver (Note 3)	(2,275)	(5,816)	(7,532)	(16,878)
Incentive fees waiver (Note 3)	(1,680)	—	(4,542)	—

Net expenses	50,522	43,877	142,103	124,393

Net investment income (loss) before taxes	59,230	50,574	170,938	142,591

Excise tax expense	501	—	1,437	—

Net investment income (loss) after taxes	58,729	50,574	169,501	142,591

Net realized and unrealized gain (loss):
Net realized gain (loss) on non-controlled/non-affiliated investments	(10,965)	5	(16,482)	127
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	5,442	22,829	10,916	30,909

Net realized and unrealized gain (loss)	(5,523)	22,834	(5,566)	31,036

Net increase (decrease) in net assets resulting from operations	$59,045	$73,408	$163,935	$173,627

Net investment income (loss) per share (basic and diluted)	$0.66	$0.70	$1.91	$2.00
Earnings per share (basic and diluted)	$0.60	$1.02	$1.85	$2.43
Weighted average shares outstanding	89,264,686	71,874,113	88,633,994	71,361,910